Raymond James Growth Airline Conference February 1, 2007 Exhibit (a)(29)

Forward Looking Information
Certain of the statements, including, except in connection with AirTran’s offer to exchange with respect to Midwest Air Group, Inc. (“Midwest”), contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may, “ “will, “ “expect, “ “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,”
“plan, “ “guidance,” “outlook,” “could, “ “should,” “continue” and similar terms used in connection with statements regarding the outlook of AirTran Holdings, Inc., (the “Company”).  Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving Midwest and the Company, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations.  Such risks and uncertainties include, but are not limited to, the following:  the Company’s ability to achieve the synergies anticipated as a result of the potential business combination transaction involving Midwest and to achieve those synergies in a timely manner; the Company’s ability to integrate the management, operations and labor groups of the Company and Midwest; the impact of high fuel costs; significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; the Company’s ability to attract and retain qualified personnel; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the U.S. military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; adequacy of insurance coverage; reliance on automated systems and the potential impact of any failure or disruption of these systems; the potential impact of future significant operating losses; the Company’s ability to obtain and maintain commercially reasonable terms with vendors and service providers and its reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; the Company’s ability to use pre-merger NOLs and certain tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in-court or out-of-court restructuring by major airlines and industry consolidation; interruptions or disruptions in service at one or more of the Company’s hub airports; weather conditions; the impact of fleet concentration and increased maintenance costs as aircraft age and utilization increases;  the Company’s ability to maintain adequate liquidity; the Company’s ability to maintain contracts that are critical to its operations; the Company’s fixed obligations and its ability to obtain and maintain financing for operations, aircraft financing and other purposes; changes in prevailing interest rates; the Company’s ability to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the Company’s ability to attract and retain customers; the cyclical nature of the airline industry; economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the
Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.  Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2005, which is available at www.sec.gov and at www.airtran.com.
Additional Information
This document relates to the offer by AirTran Holdings, Inc. ("AirTran"), through its wholly owned subsidiary, Galena Acquisition Corp., to exchange for all of the issued and outstanding common stock and associated rights (the
"Midwest Shares") of Midwest Air Group, Inc. consideration consisting of $6.625 in cash and 0.5884 of a share of AirTran common stock. The offer currently is scheduled to expire at 12:00 Midnight, New York City time on
Thursday, March 8, 2007, unless extended. AirTran and Galena have expressly reserved the right, in their sole discretion, to extend the period of time during which the offer will remain open. Any extension will be announced no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. This document does not constitute an offer to purchase or the solicitation of an offer to sell which is being made only pursuant to the Offer to Exchange and related Letter of Transmittal forming part of the registration statement referred to below. The information required to be disclosed by Exchange Act Rule 14d-6(d)(1) is contained in the
Prospectus and is incorporated by reference. The offer to exchange is not being made to and nor will tenders be accepted from or on behalf of holders of securities of Midwest Air Group, Inc. in any jurisdiction in which the making of the offer or the acceptance thereof would not comply with the laws of such jurisdiction. In those jurisdictions in the United States where the securities, blue sky or other laws require the offer to exchange to be made by a licensed broker or dealer, the offer to exchange shall be deemed to be made on behalf of AirTran and Galena by Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC (the "Dealer Managers"), or by
one or more registered broker or dealers under the laws of such jurisdiction.
AirTran has filed with the United States Securities and Exchange Commission a registration statement (No. 333-139917) to register the AirTran shares which would be issued in the proposed transaction and in the future may file a proxy statement with respect to the proposed transaction. Investors and security holders are urged to read the registration statement and, when available, the proxy statement as well as any other relevant documents filed with the SEC, and any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement and, when available, the proxy statement at www.sec.gov. The registration statement and, when available, the proxy statement and such other documents may also be obtained free of charge from AirTran by directing such request to: Richard P.
Magurno, Corporate Secretary, AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827 or to the information agent for this offering: Innisfree M&A Incorporated, 501 Madison Avenue New York, New York 10022.
AirTran and its wholly owned subsidiaries, Galena and AirTran New York, LLC and their respective directors and executive officers and each of Messrs. John Albertine, Jeffrey Erickson and Charles Kalmbach may be deemed to be participants in the solicitation of proxies from the shareholders of Midwest.  Information about the directors and executive officers of AirTran and their ownership of AirTran stock is set forth in the proxy statement for
AirTran’s 2006 Annual Meeting of shareholders and will be contained in the proxy statement to be mailed to the stockholders of Midwest. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.
Safe Harbor Disclosure
Safe Harbor Disclosure

Youngest all-Boeing fleet in America
—
127 Airplanes
– 87 717s / 40 737s
54 cities served
— Announced Daytona Beach FL, Newburgh NY, Phoenix AZ,
St. Louis MO, and San Diego CA in 2007
8 consecutive years of profitability
— One of two consistently profitable airlines
AirTran Airways Today
AirTran Airways Today

To provide a superior product with very low costs
— Assigned seating
— Business Class
Only major U.S. airline with business class on every flight
— Convenient distribution
Internet, telephone reservations, and travel agencies
— XM Radio and oversized luggage bins
— Friendly crewmembers
Provide value to all customers – both business and leisure
AirTran Airways Business Model
AirTran Airways Business Model

AirTran
SOUTHWEST AIRLINES
jetBlue
MIDWEST AIRLINES
US AIRWAYS
Delta
nwa
AA
Continental Airlines

airTran.com

Industry Cost Comparison
Non-Fuel Unit Costs at 651 Miles for First Nine Months 2006
(cents)
While legacy costs are down, gap remains large
AirTran Has Very Low Costs
AirTran Has Very Low Costs
Excludes fuel and special items
Q406
=5.94 cents
5
6
7
8
9
10
11
12
13
14

5.75
6.00
6.25
6.50
6.75
7.00
7.25
2001 2002 2003 2004 2005 2006 2007E
* Excludes non-recurring special items
(cents per mile)
AirTran’s Non-Fuel Unit Cost Trend
-3%
Projecting A Sixth Consecutive Year of Cost Reductions
Projecting A Sixth Consecutive Year of Cost Reductions

7 0 50 100 150 200 2003 2004 2005 2006 2007 2008 2009 2010 717s 737s 184 170 152 137 125 105 87 74 Aircraft Currently 127 Aircraft: 87 717s / 40 737s Low Cost Fleet Plan Low Cost Fleet Plan

JetBlue
AirTran
Southwest
United
Alaska
America West
Northwest
American
Continental
ATA
JetBlue
Alaska
Southwest
America West
US Airways
Northwest
Continental
AirTran
United
ATA
US Airways
Alaska
Southwest
America West
Continental
American
Delta
United
Northwest
American Eagle
AirTran-Not Rated
Alaska
US Airways
Northwest
Southwest
Delta
American
America West
Continental
United
American Eagle
AirTran–Not Rated
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
NR.
2004
2003
2002
2001
JetBlue
AirTran
Independence
Southwest
United
America West
Northwest
Continental
Alaska
American
2005
* Wichita State University and University of Nebraska, Omaha
AirTran Maintains High Airline Quality Rating
AirTran Maintains High Airline Quality Rating

2006 JD Power North American Airlines Survey; Overall Customer Satisfaction
656
658
659
672
682
695
695
697
716
722
735
785
820
650 670 690 710 730 750 770 790 810 830
Northwest Airlines
United Airlines
US Airways
Alaska Airlines
American Airlines
Delta Airlines
Spirit Airlines
Continental Airlines
Frontier Airlines
AirTran Airways
Southwest Airlines
Midwest Airlines
JetBlue Airways
Mean / Weighted Average
JD Power Survey Validates Strong Products
JD Power Survey Validates Strong Products

Q406 unit revenue growth slowed, primarily in Atlanta markets
— Capacity growth was robust
AirTran increased frequency in short haul Atlanta routes to secure access to additional gates
Delta increased capacity over 10% from summer levels
Q107 capacity outlook is improved
— AirTran’s capacity redeployed to new cities
—
Competitive capacity has been reduced significantly
Revenue Outlook Is Improving
Revenue Outlook Is Improving

Daily Seats
Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07

airTran.com

11 55,000 60,000 65,000 70,000 75,000 80,000 85,000 Delta Bankruptcy Delta Capacity In AirTran’s Atlanta Markets Is Declining Delta Capacity In AirTran’s Atlanta Markets Is Declining -12%

-$0.49 NA +$0.49 EPS Change from $60
+$80 NA -$80 Change from $60 ($MM)
$800 $720 $640 2007E Fuel Expense ($MM)
$70 Crude $60 Crude $50 Crude
Forward
Curve
Company Estimates
Fuel Is Also Creating Significant Earnings Momentum
Fuel Is Also Creating Significant Earnings Momentum

13 Midwest Air Group Update Midwest Air Group Update

Complementary route networks with limited overlap
Combine AirTran’s strong East Coast network with
Midwest’s hubs in Milwaukee and Kansas City
Improved scale in consolidating industry with improved
incremental growth opportunities
Network
717 fleet commonality creates significant and unique
cost synergies
Ability to upgrade Midwest’s MD-80 fleet with AirTran’s
new, more fuel efficient 737-700s
Additional 737 deliveries create growth opportunities
Fleet
Over $60MM of annual run-rate synergies
EPS accretive in first full year after the acquisition
Will provide growth potential and job security
Financial
AirTran & Midwest Are Stronger Together Than As Independent Entities
Powerful Strategic Rationale
Powerful Strategic Rationale

West Palm Beach West Palm Beach
Newport News Newport News
Newark Newark
Washington, D.C. Washington, D.C.
Grand Bahama Grand Bahama
Minneapolis Minneapolis
Buffalo Buffalo
Boston Boston
Dallas/Ft. Worth Dallas/Ft. Worth
Gulfport/Biloxi Gulfport/Biloxi
Houston Houston
New Orleans New Orleans
Tampa Tampa
Miami Miami
Ft. Lauderdale Ft. Lauderdale
Memphis Memphis
Jacksonville Jacksonville
Orlando Orlando
Ft. Myers Ft. Myers
Savannah Savannah
Raleigh/Durham
Raleigh/Durham
/Durham
Durham
Moline Moline
Bloomington Bloomington
Chicago Chicago
Flint Flint
Philadelphia Philadelphia
Dayton Dayton
Akron/ Akron/
Canton Canton
Pittsburgh Pittsburgh
Baltimore Baltimore
Rochester Rochester
Wichita Wichita
Pensacola Pensacola
Denver Denver
Las Vegas Las Vegas
Los Angeles Los Angeles
Charlotte Charlotte
San Francisco San Francisco
Phoenix Phoenix
Indianapolis Indianapolis
Nashville Nashville
Sarasota Sarasota
Toronto Toronto
Seattle Seattle
San Antonio San Antonio
Omaha Omaha
Des Moines Des Moines
Richmond Richmond
St Louis St Louis
Kansas City Kansas City
Atlanta Atlanta
Daytona Beach Daytona Beach
Milwaukee Milwaukee
AirTran
Midwest
Combined carrier will be well positioned in key markets
throughout the Eastern, Midwestern and Southeastern U.S.
Detroit Detroit
New York City New York City
White Plains White Plains
Newburgh Newburgh
Complementary Route Networks
Complementary Route Networks

West Palm Beach West Palm Beach
Newport News Newport News
Newark Newark
Washington, D.C. Washington, D.C.
Grand Bahama Grand Bahama
Minneapolis Minneapolis
Buffalo Buffalo
Boston Boston
Dallas/Ft. Worth Dallas/Ft. Worth
Gulfport/Biloxi Gulfport/Biloxi
Houston Houston
New Orleans New Orleans
Tampa Tampa
Miami Miami
Ft. Lauderdale Ft. Lauderdale
Memphis Memphis
Jacksonville Jacksonville
Orlando Orlando
Ft. Myers Ft. Myers
Savannah Savannah
Raleigh/Durham
Raleigh/Durham
/Durham
Durham
Moline Moline
Bloomington Bloomington
Chicago Chicago
Flint Flint
Philadelphia Philadelphia
Dayton Dayton
Akron/ Akron/
Canton Canton
Pittsburgh Pittsburgh
Baltimore Baltimore
Rochester Rochester
Wichita Wichita
Pensacola Pensacola
Denver Denver
Las Vegas Las Vegas
Los Angeles Los Angeles
Charlotte Charlotte
San Francisco San Francisco
Phoenix Phoenix
Indianapolis Indianapolis
Nashville Nashville
Sarasota Sarasota
Toronto Toronto
Seattle Seattle
San Antonio San Antonio
Omaha Omaha
Des Moines Des Moines
Richmond Richmond
St Louis St Louis
Kansas City Kansas City
Atlanta Atlanta
Daytona Beach Daytona Beach
Milwaukee Milwaukee
Multiple hubs make the combined carrier a more relevant and
effective competitor in key markets by offering logical single carrier service to a broader array of regions and markets
Detroit Detroit
New York City New York City
White Plains White Plains
Newburgh Newburgh
Hartford Hartford
AirTran
Midwest
Multiple Hubs Improves Competitive Position
Multiple Hubs Improves Competitive Position

46%
24%
7%
5%
3%
8%
7%
64%
11%
7%
5%
13%
83%
13%
4%
Midwest Network AirTran Network
Combined Network
Milwaukee
Kansas City
Other
Atlanta
Orlando
Baltimore
Chicago
Other
Atlanta
Milwaukee
Kansas City
Orlando
Baltimore
Chicago
Other
Share of departures
Merger Creates Instant Diversification
Merger Creates Instant Diversification

Network Synergies
Improve fleet and capacity utilization
Increase aircraft utilization
Cost Synergies
Replace MD-80s with cost efficient 737s
Maintenance & facilities efficiencies
Adapt best practices from both companies
Total Annual Run-Rate Synergies
$40MM+
$20MM+
$60MM+
Many of these opportunities could be lost if Midwest Air Group delays and continues MD-80/Regional Jet fleet renewal
Potential Combination Synergies
Potential Combination Synergies

History rooted in premium product to serve Milwaukee
— Premium strategy has not delivered consistent profits since 2000
— Strategies were changed to add an all-coach product (Saver Service), buy-on board, and now a 50-seat regional jet expansion
— Revised strategies have provided one year of modest profitability
Strategy depends on benign competition, a good economy,
and flat or declining fuel prices for profitability
These are not long-term, sustainable advantages
— Particularly in light of:
— Low cost aircraft deliveries (over 450 deliveries by 2012)
— Renewed legacy competition/potential industry consolidation
Midwest Business Model Is Struggling To Adapt
Midwest Business Model Is Struggling To Adapt

At 58%, Midwest has an exceptionally high percentage of
its revenue concentrated in its top 20 markets
— AirTran 30%, Alaska 30%, Southwest 16%
High revenue concentration increases the vulnerability to
competitive incursions
25% of their total daily revenue is in just five markets
23% of their revenue are in markets with a high probability
of low cost competition
—
New York/Boston – Milwaukee and Kansas City:   14.5%
—
Phoenix/Las Vegas – Milwaukee:  8.5%
Midwest Revenue Is Concentrated
Midwest Revenue Is Concentrated

Non-MEH Weekly Seats
MEH Unit Revenue
1Q00
3Q00
1Q01
3Q01
1Q02
3Q02
1Q03
3Q03
1Q04
3Q04
1Q05
3Q05
1Q06
3Q06

airTran.com

Midwest Revenue is Highly Susceptible to Competition
Midwest Revenue is Highly Susceptible to Competition
Source: APGDAT
30,000
35,000
40,000
45,000
50,000
55,000
60,000
65,000
70,000
4.00
6.00
8.00
10.00
12.00
14.00
16.00
  Other Airline Seats   Midwest Unit Revenue
cents
Midwest revenue
performance has
historically suffered
when competitors have
increased their capacity
in Milwaukee

Relies on inefficient aircraft
— 50 seat regional jets and old MD-80s
Assumes no change in the competitive landscape
Implied RASM growth in excess of 10%
— Immediate contribution on new 50 seat regional jets
— Despite 6 new cities and 12 new routes
Does not recognize tax expense
Future strategy is conflicting
— Claim that Milwaukee is not underserved vs.
evaluation of 150+ seat aircraft for MD80 replacement (A320/737-800)
Midwest Strategic Growth Plan Is Flawed
Midwest Strategic Growth Plan Is Flawed

Operating Margin
2002-2006
-9.0%
-7.0%
-5.0%
-3.0%
-1.0%
1.0%
3.0%
5.0%
7.0%
9.0%
MEH AAI
Cum. Net Profit
-$150
-$100
-$50
$0
$50
$100
$150
MEH AAI
Midwest Has Not Delivered Since 2001
Midwest Has Not Delivered Since 2001
($MM)

Growth in Employees
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
MEH AAI
160 jobs in 5 years
3,441 jobs in 5 years
Change in Fleet Size
-10
0
10
20
30
40
50
60
70
80
MEH AAI
-3 planes in 5 years
68 planes in 5 years
Midwest Has Not Delivered Since 2001
Midwest Has Not Delivered Since 2001

Cum. Change in Stock Price
2002-2006
-40.0%
-20.0%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
MEH AAI
Cum. Change in Market Cap.
(millions)
0%
20%
40%
60%
80%
100%
120%
140%
MEH AAI
2002:  14.60
2006:  11.50
2006:  11.74
2002:  6.60
2006:
$214MM
2006:
$1,069MM
Midwest Has Not Delivered Since 2001
Midwest Has Not Delivered Since 2001
MEH share count:  2001 13.8MM, 2006 18.6MM
AAI share count:  2001 69.5MM, 2006 91.0MM

Offering a significant premium to stand alone opportunity
— Mix of cash and stock provides upside for investors
Investors supporting AirTran’s efforts should tender their
shares
— Conditional tender does not limit ultimate value received
Nominated a slate of experienced, independent directors
AirTran Is Committed To Midwest Transaction
AirTran Is Committed To Midwest Transaction

AirTran has great fundamentals
— Young fleet
— Positioned to become the low cost leader
— Strong East Coast presence
Competitive environment in Atlanta is moderating
AirTran and Midwest are stronger together than alone
Midwest transaction presents significant benefits for all
— Shareholders
— Employees
— Communities
Summary
Summary